News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2017 SECOND QUARTER RESULTS

•	Net sales of $187.3 million within forecast range

•	Gross margin improved 180 basis points to 24.8% compared to 23.0% in the prior quarter

•	Cash balance increased to $74.8 million--exceeding forecast

•	Initiated actions to further improve future operating margins

Greenville, South Carolina (November 1, 2016) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our second fiscal quarter ended September 30, 2016.

Net sales of $187.3 million for the quarter ended September 30, 2016 increased 1.3% from net sales of $184.9 million for the prior quarter ended June 30, 2016 and increased 0.6% from net sales of $186.1 million for the quarter ended September 30, 2015.

The U.S. GAAP net loss was $5.0 million or $0.11 per basic and diluted share for the quarter ended September 30, 2016. This compares to a net loss of $12.2 million or $0.26 per basic and diluted share for the quarter ended June 30, 2016. Financial results for the current quarter include cost reduction actions resulting in a write down of long-lived assets of $6.2 million and restructuring charges of $4.0 million. For the quarter ended September 30, 2015, the Company reported net income of $7.2 million or $0.14 per diluted share.

The non-U.S. GAAP adjusted net income was $7.0 million or $0.13 per diluted share for the quarter ended September 30, 2016, an improvement of $3.7 million compared to non-U.S. GAAP adjusted net income of $3.3 million or $0.06 per diluted share in the quarter ended June 30, 2016. For the quarter ended September 30, 2015, the Company reported non-U.S. GAAP adjusted net income of $4.3 million or $0.09 per diluted share.

“We continue to meet or exceed our forecast, improve operating margins, and build our cash balance," stated Per Loof, KEMET’s Chief Executive Officer. “We announced further gross margin improvement actions this quarter that we expect will help us to maintain our gross margins at this level or higher. We have created significant operating leverage and are positioned well in our market segments and regions,” continued Loof.

The net income (loss) for the quarters ended September 30, 2016, June 30, 2016 and September 30, 2015 include various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning January 1, 2017, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) continued net losses could impact our ability to realize current operating plans and could materially adversely affect our liquidity and our ability to continue to operate; (iii) adverse economic conditions could cause the write down of long-lived assets or goodwill; (iv) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased materials; (v) changes in the competitive environment; (vi) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vii) economic, political, or regulatory changes in the countries in which we operate; (viii) difficulties, delays or unexpected costs in completing the restructuring plans; (ix) equity method investment in NEC TOKIN exposes us to a variety of risks; (x) acquisitions and other strategic transactions expose us to a variety of risks; (xi) possible acquisition of NEC TOKIN may not achieve all of the anticipated results; (xii) our business could be negatively impacted by increased regulatory scrutiny and litigation; (xiii) inability to attract, train and retain effective employees and management; (xiv) inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xv) exposure to claims alleging product defects; (xvi) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xvii) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xviii) volatility of financial and credit markets affecting our access to capital; (xix) the need to reduce the total costs of our products to remain competitive; (xx) potential limitation on the use of net operating losses to offset possible future taxable income; (xxi) restrictions in our debt agreements that limit our flexibility in operating our business; (xxii) failure of our information technology systems to function properly or our failure to control unauthorized access to our systems may cause business disruptions; (xxiii) additional exercise of the warrant by K Equity which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; and (xxiv) fluctuation in distributor sales could adversely affect our results of operations.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended September 30,
	2016	2015
Net sales	$187,308	$186,123
Operating costs and expenses:
Cost of sales	140,895	143,317
Selling, general and administrative expenses	25,972	22,948
Research and development	7,116	6,152
Restructuring charges	3,998	23
Write down of long-lived assets	6,193	—
Net (gain) loss on sales and disposals of assets	84	(304)
Total operating costs and expenses	184,258	172,136
Operating income (loss)	3,050	13,987
Non-operating (income) expense:
Interest income	(6)	(3)
Interest expense	9,910	9,811
Change in value of NEC TOKIN option	(1,600)	(2,200)
Other (income) expense, net	(905)	(2,091)
Income (loss) from continuing operations before income taxes and equity income (loss) from NEC TOKIN	(4,349)	8,470
Income tax expense (benefit)	830	1,438
Income (loss) from continuing operations before equity income (loss) from NEC TOKIN	(5,179)	7,032
Equity income (loss) from NEC TOKIN	181	162
Net income (loss)	$(4,998)	$7,194

Net income (loss) per basic share	$(0.11)	$0.16

Net income (loss) per diluted share	$(0.11)	$0.14

Weighted-average shares outstanding:
Basic	46,590	45,767
Diluted	46,590	50,004

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	September 30, 2016	March 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$74,753	$65,004
Accounts receivable, net	88,089	93,168
Inventories, net	164,977	168,879
Prepaid expenses and other	30,990	25,496
Total current assets	358,809	352,547
Property, plant and equipment, net of accumulated depreciation of $824,241 and $815,338 as of September 30, 2016 and March 31, 2016, respectively	221,490	241,839
Goodwill	40,294	40,294
Intangible assets, net	30,993	33,301
Investment in NEC TOKIN	15,174	20,334
Deferred income taxes	7,749	8,397
Other assets (1)	2,466	3,068
Total assets (1)	$676,975	$699,780
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$2,000
Accounts payable	64,055	70,981
Accrued expenses	58,015	50,320
Income taxes payable	293	453
Total current liabilities	122,363	123,754
Long-term debt, less current portion (1)	386,098	385,833
Other non-current obligations	82,640	74,892
Deferred income taxes	2,994	2,820
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 46,508 shares at September 30, 2016 and March 31, 2016	465	465
Additional paid-in capital	445,662	452,821
Retained deficit	(316,843)	(299,510)
Accumulated other comprehensive income	(45,527)	(31,425)
Treasury stock, at cost (226 and 611 shares at September 30, 2016 and March 31, 2016, respectively)	(877)	(9,870)
Total stockholders’ equity	82,880	112,481
Total liabilities and stockholders’ equity (1)	$676,975	$699,780

(1)March 31, 2016 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2015-03, Interest - Imputation of Interest

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Six-Month Periods Ended September 30,
	2016	2015
Net income (loss)	$(17,203)	$(29,856)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	18,876	19,182
Equity (income) loss from NEC TOKIN	(404)	(1,747)
Non-cash debt and financing costs	378	437
Stock-based compensation expense	2,332	2,607
Change in value of NEC TOKIN option	10,400	27,000
Net (gain) loss on sales and disposals of assets	175	(362)
Write down of long-lived assets	6,193	—
Pension and other post-retirement benefits	1,417	333
Change in deferred income taxes	1,165	52
Change in operating assets	1,721	(14,474)
Change in operating liabilities	(1,830)	(14,514)
Other	(177)	410
Net cash provided by (used in) operating activities	23,043	(10,932)
Investing activities:
Capital expenditures	(10,344)	(9,268)
Acquisitions, net of cash received	—	(2,892)
Proceeds from sale of assets	—	247
Net cash provided by (used in) investing activities	(10,344)	(11,913)
Financing activities:
Proceeds from revolving line of credit	—	8,000
Payments on revolving line of credit	—	(3,500)
Payments on long-term debt	(1,870)	(481)
Purchase of treasury stock	(628)	(575)
Net cash provided by (used in) financing activities	(2,498)	3,444
Net increase (decrease) in cash and cash equivalents	10,201	(19,401)
Effect of foreign currency fluctuations on cash	(452)	354
Cash and cash equivalents at beginning of fiscal period	65,004	56,362
Cash and cash equivalents at end of fiscal period	$74,753	$37,315

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2016	June 30, 2016	September 30, 2015
Net sales	$187,308	$184,935	$186,123
Cost of sales	140,895	142,412	143,317
Gross margin (U.S. GAAP)	46,413	42,523	42,806
Gross margin as a % of net sales	24.8%	23.0%	23.0%
Non-U.S. GAAP adjustments:
Plant start-up costs	119	308	187
Stock-based compensation expense	301	384	459
Adjusted gross margin (non-U.S. GAAP)	$46,833	$43,215	$43,452
Adjusted gross margin as a % of net sales	25.0%	23.4%	23.3%

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating loss should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	September 30, 2016	June 30, 2016	September 30, 2015
Operating income (loss) (U.S. GAAP)	$3,050	$8,898	$13,987
Adjustments:
Write down of long-lived assets	6,193	—	—
Restructuring charges	3,998	688	23
ERP integration/IT transition costs	1,783	1,768	282
Stock-based compensation expense	1,104	1,228	1,328
Legal expenses related to antitrust class actions	766	1,175	541
NEC TOKIN investment-related expenses	194	206	186
Plant start-up costs	119	308	187
Net (gain) loss on sales and disposals of assets	84	91	(304)
Adjusted operating income (loss) (non-GAAP)	$17,291	$14,362	$16,230

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands):

U.S. GAAP to Non-U.S. GAAP Reconciliation	Quarters Ended
	September 30, 2016	June 30, 2016	September 30, 2015
U.S. GAAP	(Unaudited)
Net sales	$187,308	$184,935	$186,123
Net income (loss)	$(4,998)	$(12,205)	$7,194

Net income (loss) per basic share	(0.11)	(0.26)	0.16

Net income (loss) per diluted share	(0.11)	(0.26)	0.14
Non-U.S. GAAP
Net income (loss)	$(4,998)	$(12,205)	$7,194
Adjustments:
Write down of long-lived assets	6,193	—	—
Restructuring charges	3,998	688	23
ERP integration/IT transition costs	1,783	1,768	282
Change in value of NEC TOKIN option	(1,600)	12,000	(2,200)
Stock-based compensation expense	1,104	1,228	1,328
Legal expenses related to antitrust class actions	766	1,175	541
Net foreign exchange (gain) loss	(724)	(1,920)	(3,171)
NEC TOKIN investment-related expenses	194	206	186
Amortization included in interest expense	188	190	217
Equity (income) loss from NEC TOKIN	(181)	(223)	(162)
Plant start-up costs	119	308	187
Net (gain) loss on sales and disposals of assets	84	91	(304)
Income tax effect of non-U.S. GAAP adjustments (1)	29	—	153
Adjusted net income (loss)	$6,955	$3,306	$4,274
Adjusted net income (loss) per basic share	$0.15	$0.07	$0.09
Adjusted net income (loss) per diluted share	$0.13	$0.06	$0.09
Weighted average shares outstanding:
Weighted Average Shares-Basic	46,590	46,349	45,767
Weighted Average Shares-Diluted	53,834	52,097	50,004

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	For the Quarters Ended
	(Unaudited)
	September 30, 2016	June 30, 2016	September 30, 2015
Net income (loss) (U.S. GAAP)	$(4,998)	$(12,205)	$7,194
Interest expense, net	9,904	9,920	9,808
Income tax expense (benefit)	830	1,800	1,438
Depreciation and amortization	9,440	9,436	9,265
EBITDA (non-GAAP)	15,176	8,951	27,705
Excluding the following items:
Write down of long-lived assets	6,193	—	—
Restructuring charges	3,998	688	23
ERP integration/IT transition costs	1,783	1,768	282
Change in value of NEC TOKIN option	(1,600)	12,000	(2,200)
Stock-based compensation expense	1,104	1,228	1,328
Legal expenses related to antitrust class actions	766	1,175	541
Net foreign exchange (gain) loss	(724)	(1,920)	(3,171)
NEC TOKIN investment-related expenses	194	206	186
Equity (income) loss from NEC TOKIN	(181)	(223)	(162)
Plant start-up costs	119	308	187
Net (gain) loss on sales and disposals of assets	84	91	(304)
Adjusted EBITDA (non-GAAP)	$26,912	$24,272	$24,415